Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FOURTH QUARTER 2017 RESULTS

Announces Initiation of Quarterly Cash Dividend; Additional $100 Million Share Repurchase Authorization

LAKE ZURICH, ILLINOIS, February 14, 2018 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products, today reported its fourth quarter results for the period ended December 31, 2017.

"We delivered great results in 2017, and exceeded our gross margin, profit and cash flow expectations for the quarter and the year," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "Our strategy is working and we are poised for another good year in 2018.

"In light of our financial results, and the confidence our board of directors has in our ability to sustain and improve performance, we are initiating a regular dividend program beginning in the first quarter," added Elisman. "This is an important milestone for our company in continuing to enhance shareholder returns."

The company also announced that its board of directors approved an authorization to repurchase up to an additional $100 million in shares of its common stock. As of December 31, 2017, the company had $84.0 million remaining of its prior authorizations. With the new authorization, the company has a combined $184.0 million available for share repurchases.

Fourth Quarter Results

Net sales increased 30% to $566.8 million from $437.6 million in the prior-year quarter driven by the Esselte acquisition. Excluding the effects of the acquisition and foreign exchange, comparable sales decreased 3%. Net income was $74.0 million, or $0.68 per share, including a $23.8 million tax benefit and $7.4 million of restructuring and integration charges. This compared to net income of
$6.1 million, or $0.06 per share, in the prior-year quarter, which included $31.5 million of refinancing-related charges and $5.1 million of transaction, integration and restructuring charges. Adjusted net income increased to $52.7 million, or $0.48 per share, from $35.6 million, or $0.32 per share, in the prior-year quarter. The increase in adjusted net income was primarily driven by the acquisition, lower interest expense and a lower effective tax rate.

Business Segment Highlights

ACCO Brands North America - Sales increased 0.4% to $253.2 million from $252.3 million in the prior-year quarter. The Esselte acquisition added 1.2% to sales, or $3.0 million, and foreign exchange added 0.6%. Comparable sales decreased 1%, or $3.5 million. Operating income increased to $46.1 million from $40.7 million in the prior-year quarter. Adjusted operating income increased to $47.0 million from $40.8 million in the prior year due to improved gross margin and lower expenses.

ACCO Brands EMEA - Sales increased 249% to $177.5 million from $50.9 million in the prior-year quarter. The Esselte acquisition added $127.8 million, or 251%, and foreign exchange increased sales by 8%. Comparable sales decreased 10%, or $5.0 million, due to lower volume in the legacy ACCO Brands business. Operating income increased to $22.6 million from $7.9 million in the prior-year quarter, and adjusted operating income increased to $26.4 million from $7.9 million, both primarily due to the acquisition.

ACCO Brands International - Sales increased 1% to $136.1 million from $134.4 million in the prior-year quarter. The Esselte acquisition added 1%, or $1.6 million, and foreign exchange added 2%. Comparable sales declined 2%, or $2.2 million, primarily due to lower sales in Australia. Operating income increased to $25.6 million from $24.8 million in the prior-year quarter, due to lower acquisition-related charges. Adjusted operating income decreased to $25.7 million from
$27.0 million in the prior-year quarter, due to the lower sales volume in Australia, as well as higher distribution costs associated with warehouse and systems consolidation driven by the Pelikan Artline integration in Australia, partially offset by improved profitability in Latin America.

Twelve Month Results

Net sales increased 25% to $1,948.8 million from $1,557.1 million in the prior-year twelve-month period. The Pelikan Artline and Esselte acquisitions contributed $438.8 million, or 28%. Comparable sales declined 4%, primarily due to expected declines with office superstores, customer inventory reductions and lost placements. Net income was $131.7 million, or $1.19 per share, and included $35.5 million of restructuring, integration, transaction and other charges. This compared to net income of $95.5 million, or $0.87 per share, in the prior-year period, which included
$21.1 million of transaction, integration, restructuring and other charges. The increase was primarily due to the acquisitions, lower interest expense and a lower effective tax rate. Adjusted net income increased 38% to $131.6 million, or $1.19 per share, from $95.1 million, or $0.87 per share, in the prior-year period. The improvement was primarily the result of acquisitions, gross margin expansion, lower interest expense and a lower normalized tax rate. During the year, the company repurchased shares which reduced the fully diluted share count by 4.0 million.

Business Outlook

The company is introducing its outlook for 2018 revenue, adjusted earnings per share and free cash flow. The company expects 2018 sales growth of approximately 2% and adjusted EPS growth of 12-15%, a range of $1.33-$1.37 per share, assuming a normalized tax rate of 28%. Free cash flow is expected to be approximately $180 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include Artline®, AT-A-GLANCE®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted operating income, adjusted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), free cash flow, adjusted free cash flow, normalized tax rate and comparable net sales at constant currency. We have included a description of each of these measures and a reconciliation to the most directly comparable GAAP financial measure in the tables attached to this press release.

We use the non-GAAP financial measures both in the internal evaluation and management of our business and to explain our results to shareholders and the investment community. Senior management’s incentive compensation is derived, in part, using certain of these measures. We believe these measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful comparisons and enhance an overall understanding of our past financial performance and our future prospects. The non-GAAP results are an indication of our baseline performance before gains, losses or other charges that we considered to be outside our core operating results.

The non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, foreign currency fluctuation, and other one-time or non-recurring items. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

This press release also provides forward-looking non-GAAP adjusted earnings per share, adjusted free cash flow and normalized tax rate. We do not provide a reconciliation of forward-looking adjusted earnings per share or tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis as reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and other charges reflected in our historical numbers.

The probable significance of each of these items is high and, based on historical experience, could be material.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the timing, cost and synergies expected from integration of acquisitions; impact of the recent changes in U.S. tax laws; changes in the macro environment; fluctuations in foreign currency rates and share count; changes in the competitive landscape and consumer behavior; as well as other factors described below.

Among the factors that could cause actual results to differ materially from our forward-looking statements are: the concentration of our business with a relatively limited number of large and sophisticated customers; changes in our customers' business models and the consolidation of our customers; risks associated with foreign currency fluctuations; shifts in the channels of distribution of our products; challenges related to the highly competitive business environments in which we operate; our ability to develop and market innovative products that meet end-user demands; business, commercial and consumer spending decisions during periods of economic uncertainty or weakness; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure or a cybersecurity incident or information security breach; risks associated with the changes to current U.S. government policies, including changes in trade relations and policies and/or changes to U.S. tax laws; our ability to successfully expand our business in emerging markets which generally involves more financial, operational, legal and compliance risks and creates more exposure to economic volatility, unstable political conditions and civil unrest; our ability to grow profitably through acquisitions; our ability to realize the synergies, growth opportunities and other potential benefits from acquisitions; our ability to successfully compete in a rapidly changing and highly competitive computer products market; the impact of litigation or other legal proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality and raw material, labor and transportation cost fluctuations; increased cost of compliance with environmental, product safety, privacy, and other laws; the impact of pension costs; any impairment of our goodwill or other intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; our failure to comply with customer contracts; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; product liability claims or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions of dollars)	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$76.9	$42.9
Accounts receivable, net	469.3	391.0
Inventories	254.2	210.0
Other current assets	29.2	26.8
Total current assets	829.6	670.7
Total property, plant and equipment	646.3	528.0
Less: accumulated depreciation	(366.7)	(329.6)
Property, plant and equipment, net	279.6	198.4
Deferred income taxes	137.9	27.3
Goodwill	669.2	587.1
Identifiable intangibles, net	839.9	565.7
Other non-current assets	42.9	15.3
Total assets	$2,799.1	$2,064.5
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$—	$63.7
Current portion of long-term debt	43.2	4.8
Accounts payable	178.2	135.1
Accrued compensation	60.9	42.8
Accrued customer program liabilities	141.1	94.0
Accrued interest	1.2	1.3
Other current liabilities	113.8	64.7
Total current liabilities	538.4	406.4
Long-term debt, net	889.2	627.7
Deferred income taxes	177.1	146.7
Pension and post-retirement benefit obligations	275.5	98.0
Other non-current liabilities	144.8	77.0
Total liabilities	2,025.0	1,355.8
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(26.4)	(17.0)
Paid-in capital	1,999.7	2,015.7
Accumulated other comprehensive loss	(461.1)	(419.4)
Accumulated deficit	(739.2)	(871.7)
Total stockholders' equity	774.1	708.7
Total liabilities and stockholders' equity	$2,799.1	$2,064.5

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Net sales	$566.8	$437.6	30%	$1,948.8	$1,557.1	25%
Cost of products sold	367.6	283.9	29%	1,292.4	1,042.0	24%
Gross profit	199.2	153.7	30%	656.4	515.1	27%
Operating costs and expenses:
Selling, general and administrative expenses	104.8	87.7	19%	406.1	320.8	27%
Amortization of intangibles	9.2	5.7	61%	35.6	21.6	65%
Restructuring charges	5.6	0.6	833%	21.7	5.4	302%
Total operating costs and expenses	119.6	94.0	27%	463.4	347.8	33%
Operating income	79.6	59.7	33%	193.0	167.3	15%
Non-operating expense (income):
Interest expense	9.8	12.8	(23)%	41.1	49.3	(17)%
Interest income	(0.9)	(1.3)	(31)%	(5.8)	(6.4)	(9)%
Equity in earnings of joint-venture	—	—	NM	—	(2.1)	NM
Other expense (income), net	0.6	30.1	NM	(0.4)	1.4	NM
Income before income tax	70.1	18.1	287%	158.1	125.1	26%
Income tax (benefit) expense	(3.9)	12.0	NM	26.4	29.6	(11)%
Net income	$74.0	$6.1	NM	$131.7	$95.5	38%

Per share:
Basic income per share	$0.69	$0.06	NM	$1.22	$0.89	37%
Diluted income per share	$0.68	$0.06	NM	$1.19	$0.87	37%

Weighted average number of shares outstanding:
Basic	106.6	107.5		108.1	107.0
Diluted	109.2	110.0		110.9	109.2

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016		2017	2016
Gross profit (Net sales, less Cost of products sold)	35.1%	35.1%		33.7%	33.1%
Selling, general and administrative expenses	18.5%	20.0%		20.8%	20.6%
Operating income	14.0%	13.6%		9.9%	10.7%
Income before income tax	12.4%	4.1%		8.1%	8.0%
Net income	13.1%	1.4%		6.8%	6.1%
Income tax rate	(5.6)%	66.3%		16.7%	23.7%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended December 31,
(in millions of dollars)	2017	2016
Operating activities
Net income	$131.7	$95.5
Gain on revaluation of previously held joint-venture equity interest	—	(28.9)
Amortization of inventory step-up	0.9	0.4
Gain on disposal of assets	(1.3)	(0.3)
Deferred income tax (benefit) expense	(45.2)	6.0
Insurance claims, net of proceeds	(0.4)	—
Depreciation	35.6	30.4
Amortization of debt issuance costs	2.9	3.8
Amortization of intangibles	35.6	21.6
Stock-based compensation	17.0	19.4
Loss on debt extinguishment	—	29.9
Other non-cash items	—	0.1
Equity in earnings of joint-venture, net of dividends received	—	(1.6)
Changes in balance sheet items:
Accounts receivable	10.2	13.4
Inventories	2.5	16.7
Other assets	4.6	5.5
Accounts payable	(18.7)	(19.3)
Accrued expenses and other liabilities	(8.3)	(31.2)
Accrued income taxes	37.8	5.7
Net cash provided by operating activities	204.9	167.1
Investing activities
Additions to property, plant and equipment	(31.0)	(18.5)
Proceeds from the disposition of assets	4.2	0.7
Cost of acquisitions, net of cash acquired	(292.3)	(88.8)
Other	—	0.2
Net cash used by investing activities	(319.1)	(106.4)
Financing activities
Proceeds from long-term borrowings	484.1	587.4
Repayments of long-term debt	(296.5)	(685.1)
Borrowings of notes payable, net	—	51.5
Payment for debt premium	—	(25.0)
Payments for debt issuance costs	(3.6)	(6.9)
Repurchases of common stock	(36.6)	—
Payments related to tax withholding for stock-based compensation	(9.4)	(5.1)
Proceeds from the exercise of stock options	4.2	6.8
Net cash provided (used) by financing activities	142.2	(76.4)
Effect of foreign exchange rate changes on cash and cash equivalents	6.0	3.2
Net increase (decrease) in cash and cash equivalents	34.0	(12.5)
Cash and cash equivalents
Beginning of the period	42.9	55.4
End of the period	$76.9	$42.9

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions of dollars, except per share data)

The following table sets forth a reconciliation of certain Income Statement information reported in accordance with GAAP to adjusted Non-GAAP Information.

	Three Months Ended December 31, 2017						Three Months Ended December 31, 2016
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Selling, general and administrative expenses	$104.8	18.5%	$(1.8)	(A.2)	$103.0	18.2%	$87.7	20.0%	$(4.5)	(A.2)	$83.2	19.0%	24%
Restructuring charges	5.6		(5.6)	(A.3)	—		0.6		(0.6)	(A.3)	—		NM
Operating income	79.6	14.0%	7.4		87.0	15.3%	59.7	13.6%	5.1		64.8	14.8%	34%
Interest expense	9.8		—		9.8		12.8		(1.6)	(A.4)	11.2		(13)%
Other expense, net	0.6		—		0.6		30.1		(29.9)	(A.5)	0.2		200%
Income before income tax	70.1	12.4%	7.4		77.5	13.7%	18.1	4.1%	36.6		54.7	12.5%	42%
Income tax (benefit) expense	(3.9)		28.7	(A.7)	24.8		12.0		7.1	(A.7)	19.1		30%
Income tax rate	(5.6)%				32.0%		66.3%				35.0%
Net income	$74.0	13.1%	$(21.3)		$52.7	9.3%	$6.1	1.4%	$29.5		$35.6	8.1%	48%
Diluted income per share	$0.68		$(0.20)		$0.48		$0.06		$0.27		$0.32		50%
Weighted average number of shares outstanding:	109.2				109.2		110.0				110.0

	Twelve Months Ended December 31, 2017						Twelve Months Ended December 31, 2016
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$656.4	33.7%	$0.9	(A.1)	$657.3	33.7%	$515.1	33.1%	$0.4	(A.1)	$515.5	33.1%	28%
Selling, general and administrative expenses	406.1	20.8%	(14.9)	(A.2)	391.2	20.1%	320.8	20.6%	(12.8)	(A.2)	308.0	19.8%	27%
Restructuring charges	21.7		(21.7)	(A.3)	—		5.4		(5.4)	(A.3)	—		NM
Operating income	193.0	9.9%	37.5		230.5	11.8%	167.3	10.7%	18.6		185.9	11.9%	24%
Interest expense	41.1		—		41.1		49.3		(2.5)	(A.4)	46.8		(12)%
Other (income) expense, net	(0.4)		2.0	(A.6)	1.6		1.4		—	(A.5)	1.4		14%
Income before income tax	158.1	8.1%	35.5		193.6	9.9%	125.1	8.0%	21.1		146.2	9.4%	32%
Income tax expense	26.4		35.6	(A.7)	62.0		29.6		21.5	(A.7)	51.1		21%
Income tax rate	16.7%				32.0%		23.7%				35.0%
Net income	$131.7	6.8%	$(0.1)		$131.6	6.8%	$95.5	6.1%	$(0.4)		$95.1	6.1%	38%
Diluted income per share	$1.19		$—		$1.19		$0.87		$—		$0.87		37%
Weighted average number of shares outstanding:	110.9				110.9		109.2				109.2

Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring charges, amortization of the step-up in value of finished goods, transaction and integration expenses associated with the acquisitions of Esselte Group Holdings AB ("Esselte") and Pelikan Artline, other one-time or non-recurring items and all unusual income tax items, including income taxes related to the aforementioned items; in addition, income taxes have been recalculated at a normalized tax rate of 32% for 2017 and 35% for 2016.

1.	Represents the adjustment related to the amortization of step-up in the value of finished goods inventory associated with the acquisition of Esselte in 2017 and Pelikan Artline in 2016.

2.
Represents the elimination of transaction and integration expenses associated with the acquisitions of Esselte and Pelikan Artline and a $1.5 million gain on the sale of a distribution center in the three and twelve months ended December 31, 2017 related to the Pelikan Artline integration.

3.	Represents the elimination of restructuring charges.

4.	Represents:

i.	In the three months ended December 31, 2016, $1.6 million of accelerated interest expense related to the refinancing of our Senior Unsecured Notes.

ii.
In the twelve months ended December 31, 2016, $1.6 million of accelerated interest expense related to the refinancing of our Senior Unsecured Notes, the loan breakage fee of $0.5 million incurred in the acquisition of Pelikan Artline and the write-off of debt issuance costs of $0.4 million due to a debt swap of part of our USD term loan for the new Australian dollar revolving loan.

5.	Represents:

i.
In the three months ended December 31, 2016, the "make-whole" call premium of $25.0 million and a $4.9 million charge for the write-off of debt issuance costs related to the refinancing of our Senior Unsecured Notes.

ii.
In the twelve months ended December 31, 2016, the fair value gain upon acquisition of the Pelikan Artline joint venture of $28.9 million and the foreign currency gain of $1.0 million related to the settlement of certain intercompany transactions, which offset the "make-whole" call premium of $25.0 million and the $4.9 million charge for the write-off of debt issuance costs noted above.

6.
Represents the foreign currency gain of $2.3 million related to the settlement of certain intercompany transactions in the second quarter of 2017 and the write-off of $0.3 million in debt issuance costs and other costs associated with the Company's refinancing in the first quarter of 2017 related to the Esselte acquisition.

7.
Primarily reflects the tax effect of the adjustments outlined in items A.1-6 above and adjusts the company's effective tax rate to a normalized rate of 32% for 2017 and 35% for 2016. The lower normalized tax rate for 2017 is primarily due to the acquisition of Esselte. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions and changes in tax laws.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions of dollars)

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other (income) expense, net; and income tax (benefit) expense. Adjusted EBITDA also excludes the amortization of the step-up in value of finished goods inventory, transaction, integration and restructuring charges, and gain on the sale of a distribution center in New Zealand related to the Pelikan Artline integration. The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Net income	$74.0	$6.1	NM	$131.7	$95.5	38%
Inventory step-up amortization	—	—	NM	0.9	0.4	125%
Transaction and integration expenses and gain on the sale of a distribution center	1.8	4.5	(60)%	14.9	12.8	16%
Restructuring charges	5.6	0.6	833%	21.7	5.4	302%
Depreciation	9.3	7.4	26%	35.6	30.4	17%
Stock-based compensation	5.1	7.3	(30)%	17.0	19.4	(12)%
Amortization of intangibles	9.2	5.7	61%	35.6	21.6	65%
Interest expense, net	8.9	11.5	(23)%	35.3	42.9	(18)%
Other expense (income), net	0.6	30.1	(98)%	(0.4)	1.4	NM
Income tax (benefit) expense	(3.9)	12.0	NM	26.4	29.6	(11)%
Adjusted EBITDA (non-GAAP)	$110.6	$85.2	30%	$318.7	$259.4	23%

Adjusted EBITDA as a % of Net Sales	19.5%	19.5%		16.4%	16.7%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)
(In millions of dollars)

"Free Cash Flow" represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets and other investing activities. "Adjusted Free Cash Flow" excludes accelerated interest payments related to the refinancing of our Senior Unsecured Notes in the fourth quarter of 2016 and transaction and integration expenses. The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow and Adjusted Free Cash Flow.

	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016	2018 Guidance
Net cash provided by operating activities	$204.9	$167.1	$216

Net cash (used) provided by:
Additions to property, plant and equipment	(31.0)	(18.5)	(36)
Proceeds from the disposition of assets	4.2	0.7	—
Other	—	0.2	—
Free cash flow (non-GAAP)	178.1	149.5	180
Accelerated interest payments from refinancing of senior unsecured notes	—	6.5	—
Transaction and integration expenses - cash	14.9	11.6	4
Adjusted free cash flow (non-GAAP)	$193.0	$167.6	$184

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2017					2016					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$174.9	$6.6	$1.4	$8.0	4.6%	$179.3	$10.0	$—	$10.0	5.6%	$(4.4)	(2)%	$(2.0)	(20)%	(100)
ACCO Brands EMEA	96.5	4.8	1.9	6.7	6.9%	38.9	0.2	—	0.2	0.5%	57.6	148%	6.5	NM	640
ACCO Brands International	88.4	10.1	0.6	10.7	12.1%	59.9	5.6	—	5.6	9.3%	28.5	48%	5.1	91%	280
Corporate	—	(12.2)	2.9	(9.3)		—	(9.3)	0.6	(8.7)		—		(0.6)
Total	$359.8	$9.3	$6.8	$16.1	4.5%	$278.1	$6.5	$0.6	$7.1	2.6%	$81.7	29%	$9.0	127%	190

Q2:
ACCO Brands North America	$280.6	$52.5	$2.8	$55.3	19.7%	$295.4	$53.0	$1.1	$54.1	18.3%	$(14.8)	(5)%	$1.2	2%	140
ACCO Brands EMEA	128.5	0.7	8.5	9.2	7.2%	41.3	1.6	—	1.6	3.9%	87.2	211%	7.6	475%	330
ACCO Brands International	80.9	4.0	3.9	7.9	9.8%	73.4	3.1	3.8	6.9	9.4%	7.5	10%	1.0	14%	40
Corporate	—	(11.8)	0.8	(11.0)		—	(12.3)	2.8	(9.5)		—		(1.5)
Total	$490.0	$45.4	$16.0	$61.4	12.5%	$410.1	$45.4	$7.7	$53.1	12.9%	$79.9	19%	$8.3	16%	(40)

Q3:
ACCO Brands North America	$290.3	$50.4	$0.7	$51.1	17.6%	$289.1	$49.6	$—	$49.6	17.2%	$1.2	—%	$1.5	3%	40
ACCO Brands EMEA	140.3	9.0	3.3	12.3	8.8%	40.7	2.9	—	2.9	7.1%	99.6	245%	9.4	324%	170
ACCO Brands International	101.6	11.2	1.6	12.8	12.6%	101.5	15.9	0.8	16.7	16.5%	0.1	—%	(3.9)	(23)%	(390)
Corporate	—	(11.9)	1.7	(10.2)		—	(12.7)	4.4	(8.3)		—		(1.9)
Total	$532.2	$58.7	$7.3	$66.0	12.4%	$431.3	$55.7	$5.2	$60.9	14.1%	$100.9	23%	$5.1	8%	(170)

Q4:
ACCO Brands North America	$253.2	$46.1	$0.9	$47.0	18.6%	$252.3	$40.7	$0.1	$40.8	16.2%	$0.9	—%	$6.2	15%	240
ACCO Brands EMEA	177.5	22.6	3.8	26.4	14.9%	50.9	7.9	—	7.9	15.5%	126.6	249%	18.5	234%	(60)
ACCO Brands International	136.1	25.6	0.1	25.7	18.9%	134.4	24.8	2.2	27.0	20.1%	1.7	1%	(1.3)	(5)%	(120)
Corporate	—	(14.7)	2.6	(12.1)		—	(13.7)	2.8	(10.9)		—		(1.2)
Total	$566.8	$79.6	$7.4	$87.0	15.3%	$437.6	$59.7	$5.1	$64.8	14.8%	$129.2	30%	$22.2	34%	50

YTD:
ACCO Brands North America	$999.0	$155.6	$5.8	$161.4	16.2%	$1,016.1	$153.3	$1.2	$154.5	15.2%	$(17.1)	(2)%	$6.9	4%	100
ACCO Brands EMEA	542.8	37.1	17.5	54.6	10.1%	171.8	12.6	—	12.6	7.3%	371.0	216%	42.0	333%	280
ACCO Brands International	407.0	50.9	6.2	57.1	14.0%	369.2	49.4	6.8	56.2	15.2%	37.8	10%	0.9	2%	(120)
Corporate	—	(50.6)	8.0	(42.6)		—	(48.0)	10.6	(37.4)		—		(5.2)
Total	$1,948.8	$193.0	$37.5	$230.5	11.8%	$1,557.1	$167.3	$18.6	$185.9	11.9%	$391.7	25%	$44.6	24%	(10)

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 10.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP
				Comparable
				Net Sales	Comparable
	Net Sales	Currency		Change $'s(A)	Net Sales
	Change	Translation	Acquisitions	(In millions of dollars)	Change (A)	Price	$ Volume/Mix
Q1 2017:
ACCO Brands North America	(2.5)%	0.3%	1.6%	$(7.9)	(4.4)%	1.7%	(6.1)%
ACCO Brands EMEA	148.0%	(5.4)%	165.8%	(4.8)	(12.4)%	3.3%	(15.7)%
ACCO Brands International	47.6%	6.0%	42.9%	(0.8)	(1.3)%	3.2%	(4.5)%
Total	29.4%	0.8%	33.5%	$(13.5)	(4.9)%	2.2%	(7.1)%

Q2 2017:
ACCO Brands North America	(5.0)%	(0.5)%	1.3%	$(17.2)	(5.8)%	(0.3)%	(5.5)%
ACCO Brands EMEA	211.1%	(5.1)%	224.5%	(3.4)	(8.3)%	2.4%	(10.7)%
ACCO Brands International	10.2%	1.4%	12.4%	(2.6)	(3.6)%	0.7%	(4.3)%
Total	19.5%	(0.6)%	25.7%	$(23.2)	(5.6)%	0.1%	(5.7)%

Q3 2017:
ACCO Brands North America	0.4%	0.5%	1.3%	$(3.9)	(1.4)%	2.7%	(4.1)%
ACCO Brands EMEA	244.7%	2.9%	251.8%	(4.1)	(10.0)%	0.2%	(10.2)%
ACCO Brands International	0.1%	2.7%	1.5%	(4.1)	(4.1)%	(0.4)%	(3.7)%
Total	23.4%	1.2%	25.0%	$(12.1)	(2.8)%	1.8%	(4.6)%

Q4 2017:
ACCO Brands North America	0.4%	0.6%	1.2%	$(3.5)	(1.4)%	1.3%	(2.7)%
ACCO Brands EMEA	248.7%	7.5%	251.1%	(5.0)	(9.9)%	4.1%	(14.0)%
ACCO Brands International	1.3%	1.7%	1.2%	(2.2)	(1.6)%	0.4%	(2.0)%
Total	29.5%	1.7%	30.3%	$(10.7)	(2.5)%	1.4%	(3.9)%

2017 YTD:
ACCO Brands North America	(1.7)%	0.2%	1.3%	$(32.5)	(3.2)%	1.3%	(4.5)%
ACCO Brands EMEA	215.9%	0.5%	225.6%	(17.3)	(10.2)%	2.6%	(12.8)%
ACCO Brands International	10.2%	2.6%	10.3%	(9.7)	(2.7)%	0.7%	(3.4)%
Total	25.2%	0.8%	28.2%	$(59.5)	(3.8)%	1.3%	(5.1)%
(A) Comparable net sales excluding acquisitions and with current period foreign operation sales translated at prior year currency rates.